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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WESCO AIRCRAFT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

27727 Avenue Scott
Valencia, CA 91355
(661) 775-7200

January 26, 2012

Dear Stockholder:

        You are cordially invited to attend the 2012 annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, which will be held at 8:00 a.m., Pacific Time, on Wednesday, March 7, 2012, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, CA 91355. At the annual meeting, stockholders will be asked to elect Class I directors, approve, by a non-binding advisory vote, our executive compensation, recommend, by a non-binding advisory vote, the frequency of the advisory vote on our executive compensation, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012 and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof, all as described in the attached notice of annual meeting of stockholders and proxy statement.

        We will be using the "Notice and Access" method of providing proxy materials to you via the Internet, which we believe provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about January 27, 2012, we will mail to our stockholders a Notice of Meeting and of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our annual report for the fiscal year ended September 30, 2011 and authorize your proxy electronically via the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

        It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Randy J. Snyder Chairman of the Board of Directors, President and Chief Executive Officer

27727 Avenue Scott
Valencia, CA 91355
(661) 775-7200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 7, 2012

To our Stockholders:

        The annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, will be held at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, CA 91355, on Wednesday, March 7, 2012, at 8:00 a.m., Pacific Time, for the following purposes:

  1)
  To elect three directors to our board to serve as Class I directors for a term of three years and until their successors are duly elected and qualified. The following persons have been nominated:

  •
  Dayne A. Baird

  •
  Jay L. Haberland

  •
  David L. Squier;

  2)
  To approve, by a non-binding advisory vote, our executive compensation;

  3)
  To recommend, by a non-binding advisory vote, the frequency of the advisory vote on our executive compensation;

  4)
  To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012; and

  5)
  To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

        Only stockholders of record at the close of business on January 13, 2012, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

        Whether or not you expect to be present at the meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on March 7, 2012, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

John Holland General Counsel and Secretary

Valencia, California
January 26, 2012

WESCO AIRCRAFT HOLDINGS, INC.
27727 Avenue Scott
Valencia, CA 91355

PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 7, 2012

        This proxy statement is being furnished by and on behalf of the board of directors of Wesco Aircraft Holdings, Inc. (the "Company"), in connection with the solicitation of proxies to be voted at the 2012 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	March 7, 2012
Time:	8:00 a.m., Pacific Time
Place:	Hyatt Regency Valencia 24500 Town Center Drive Valencia, CA 91355

        At the annual meeting, stockholders will be asked to:

  •
  Elect the following three nominees as our Class I directors to serve a term of three years and until their successors are duly elected and qualified: Dayne A. Baird, Jay L. Haberland and David L. Squier ("Proposal 1");

  •
  Approve, by a non-binding advisory vote, the Company's executive compensation ("Proposal 2");

  •
  Recommend, by a non-binding advisory vote, the frequency of the advisory vote on the Company's executive compensation ("Proposal 3");

  •
  Consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending September 30, 2012 ("Proposal 4"); and

  •
  Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Our principal offices are located at 27727 Avenue Scott, Valencia, CA 91355, and our telephone number is (661) 775-7200.

        We are furnishing the proxy materials for the 2012 annual meeting of stockholders electronically using the Internet through the mailing of a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on March 7, 2012 to our stockholders (the "Notice"). The Notice will be first mailed to stockholders of record on or about January 27, 2012.

Page
GENERAL INFORMATION ABOUT THE MEETING	1
Where and when will the annual meeting be held?	1
Why did I receive a notice in the mail regarding the Internet availability of proxy materials (the "Notice") instead of a paper copy of the proxy materials?	1
Can I vote my shares by filling out and returning the Notice?	1
Why did you send me the Notice?	1
Who can vote?	1
How are votes counted?	2
What is the required vote for approval?	2
How do I vote by proxy?	2
How can I authorize my proxy online or via telephone?	3
What if other matters come up at the annual meeting?	3
Can I change my previously authorized vote?	3
Can I vote in person at the annual meeting rather than by authorizing a proxy?	3
Will my shares be voted if I do not provide my proxy?	3
What do I do if my shares are held in "street name"?	4
Who will count the votes?	4
Who pays for this proxy solicitation?	4
PROPOSAL 1—ELECTION OF DIRECTORS	5
Board Structure	5
Class I Election	5
Class I Nominees	5
Vote Required; Recommendation	7
Continuing Directors	8
GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS, ITS COMMITTEES AND THE COMPANY'S CORPORATE GOVERNANCE	11
Risk Oversight	11
Board Independence	11
Board Meetings	11
Committees of the Board	11
Audit Committee	11
Compensation Committee	12
Nominating and Corporate Governance Committee	12
Compensation Committee Interlocks and Insider Participation	14
Corporate Governance	14
Code of Business Conduct and Ethics	14
Corporate Governance Guidelines	14
Whistleblower Policy	14
Policies Relating to our Board	15
Communications with the Board	15
Board Leadership Structure	15
Executive Sessions and Presiding Directors	15
Director Attendance at Annual Meeting of Stockholders	15
AUDIT COMMITTEE REPORT	16
COMPENSATION COMMITTEE REPORT	17

i

ii

GENERAL INFORMATION ABOUT THE MEETING

        In this section of the proxy statement, we answer some common questions regarding Wesco Aircraft Holdings, Inc.'s 2012 annual meeting of stockholders and the voting of shares at the annual meeting.

Where and when will the annual meeting be held?

        The date, time and place of the annual meeting is:

    March 7, 2012
    8:00 a.m. (Pacific Time)
    Hyatt Regency Valencia
    24500 Town Center Drive
    Valencia, CA 91355

Why did I receive a notice in the mail regarding the Internet availability of proxy materials (the "Notice") instead of a paper copy of proxy materials?

        The United States Securities and Exchange Commission (the "SEC") has approved "Notice and Access" rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report for the fiscal year ended September 30, 2011 ("fiscal 2011"), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will provide notice of the annual meeting and instruct you as to how you may access and review all of the proxy materials on the Internet or by telephone. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

        No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Why did you send me the Notice?

        We sent you the Notice regarding this proxy statement because we are holding our 2012 annual meeting of stockholders and the Company's board of directors (the "Board") is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting. You do not have to attend the annual meeting in order to have your shares voted. Instead, you may simply authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement.

Who can vote?

        You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on January 13, 2012, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of January 13, 2012, there were a total of 85,752,087 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own.

How are votes counted?

        We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either authorize their proxy online or telephonically, sign and return their proxy cards or attend the annual meeting. A majority of the shares of common stock entitled to vote at the annual meeting and present in person or by proxy constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

        The election of each of our nominees for director requires a plurality of the votes validly cast at the annual meeting. The approval by a non-binding advisory vote of our executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors require a majority of the votes cast on such matters at the annual meeting. The recommendation by a non-binding advisory vote on the frequency of the advisory vote on executive compensation receiving a majority of all the votes cast (every one, two or three years) will be considered the frequency recommended by the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders.

        If you abstain or withhold votes for purposes of the vote on the election of directors, the approval on an advisory basis of executive compensation, the recommendation on the frequency of the advisory vote on executive compensation or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, your abstention or withheld votes will not be counted as votes cast and will have no effect on the result of such votes.

        As of the record date, entities controlled by The Carlyle Group ("Carlyle") and affiliates of Randy J. Snyder, who serves as our Chairman of the Board, President and Chief Executive Officer, collectively owned shares of our common stock representing approximately 74.7% of the combined voting power of our common stock. As a result, Carlyle and the affiliates of Mr. Snyder collectively own sufficient shares of our common stock to assure the presence of a quorum for the conduct of the annual meeting and to assure the approval and adoption of the proposals in connection with which the proxy materials are being delivered.

How do I vote by proxy?

        Follow the instructions on the Notice to authorize a proxy to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in completing your voting:

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on directors, you can either vote "FOR" all directors or withhold your vote on all or certain directors specified by you.

  •
  You may abstain from voting on the proposal to approve the advisory vote on our executive compensation, to recommend on the frequency of the advisory vote on our executive compensation, or to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, in which case no vote will be recorded with respect to the matter on which you abstained from voting.

  •
  You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all three director nominees, approve on an advisory basis the executive compensation, recommend the annual frequency of the advisory vote on executive compensation and ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

How can I authorize my proxy online or via telephone?

        In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 12-digit control number required for access. You can authorize your proxy via the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time, March 6, 2012, the day before the annual meeting.

        If you requested paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the annual meeting?

        The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of three Class I directors, the approval on an advisory basis of our executive compensation, the recommendation on the frequency of the advisory vote on executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2012 ("fiscal 2012"). If other matters are properly presented at the annual meeting, the designated proxies will vote your shares at their discretion.

Can I change my previously authorized vote?

        Yes, at any time before the vote on a proposal. You can change your vote either by executing or authorizing, dating, and delivering to us a new proxy via the Internet, telephone or mail at any time prior to 11:59 p.m. Eastern Time, March 6, 2012, the day before the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

        Proxy revocation notices or new proxy cards should be sent to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355, Attention: John Holland.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

        Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you authorized your proxy electronically or telephonically or submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

        Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to cast votes on certain "routine"

matters if they do not receive instructions from their customers. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors is considered a "routine" matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NYSE rules to vote on non-routine matters. The election of directors, the approval of our executive compensation and the recommendation of the frequency of the advisory vote on executive compensation are considered non-routine matters. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and are called "broker non-votes." However, broker non-votes will still be considered present for the purpose of determining whether we have a quorum.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank or other nominee in "street name," that party will give you instructions for voting your shares. If your shares are held in "street name" and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

        Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

        We do. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for doing this.

        If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our annual report for the fiscal year ended September 30, 2011 without charge, please contact: Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355, Attn: John Holland.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

        There are currently eight directors on our Board, and our directors are divided into three classes, with three directors in Class I, two directors in Class II and three directors in Class III. On January 19, 2012, Peter J. Clare resigned from his position as a Class II director, and at this time, no successor has been appointed. Accoridngly, there is currently one vacancy on the Board. The terms of office of the three Class I directors expire at the 2012 annual meeting of stockholders.

Class I Election

        The three nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve on our Board for a term of three years and until their successors are duly elected and qualified. All three nominees currently serve on our Board.

Class I Nominees

        The Class I nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Dayne A. Baird (Class I)	Mr. Baird, age 35, is a Vice President at Carlyle where he focuses on U.S. buyout opportunities in the aerospace, defense and government services sectors. Mr. Baird has been with Carlyle since 2003. Prior to joining Carlyle, Mr. Baird worked in the mergers and acquisitions and global industrial groups of Lehman Brothers from 2000 to 2003, where he focused on transactions in the industrial, aerospace and defense sectors. Mr. Baird also currently serves on the board of directors of ARINC Incorporated, where he is a member of the Audit Committee.	2010

The Board has concluded that Mr. Baird should serve as a director because, in addition to his demonstrated leadership as a Vice President of Carlyle, he brings valuable insight to the Board about the global aerospace and defense industries.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Jay L. Haberland (Class I)

Mr. Haberland, age 61, retired from United Technologies Corporation ("UTC"), a publicly traded provider of high technology products and services to the building and aerospace industries, in 2008 after over 14 years of service at the company. During his 14 years at UTC, Mr. Haberland held various senior management positions, including Vice President of Business Controls from 2003 until 2008, Vice President Finance and Chief Financial Officer for Sikorsky Aircraft Corporation, a subsidiary of UTC, from 1999 until 2003, Vice President and Controller from 1996 until 1999, Acting Chief Financial Officer from 1997 until 1998 and Director of Internal Audit from 1994 until 1996. Prior to joining UTC, he served in a variety of capacities at The Black & Decker Corporation (now Stanley Black & Decker) ("Black & Decker") from 1986 until 1994, including Vice President of Finance and Chief Financial Officer of the Commercial and Industrial Group, Vice President & General Auditor and Director of Internal Audit for Emhart Corporation, a manufacturing company that was acquired by Black & Decker. Mr. Haberland began his career at Price Waterhouse (now PricewaterhouseCoopers), where he worked from 1973 until 1986. Mr. Haberland also currently serves as a director of Ducommun Incorporated, where he is chairman of the Audit Committee, and is also a member of the board of trustees of Alfred University, where he is chairman of the Audit Committee and the vice chairman of the Finance Committee. Mr. Haberland previously served as a director of the University of Connecticut Health Center, where he was the chair of the Finance Committee, and as a member of the University of Connecticut's Joint Audit and Compliance Committee.

2011

The Board has concluded that Mr. Haberland should serve as a director based on his background in auditing and finance, his experience in the aerospace industry and his service as an executive officer at both UTC and Black & Decker, all of which the Board believes positions Mr. Haberland to bring strong leadership to the Board. In addition, the Board believes that Mr. Haberland's current experience as a director and chair of the audit committee at Ducommun Incorporated will allow for him to bring valuable insights to the Board about the operations, audit function and corporate governance of another public company.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
David L. Squier (Class I)

Mr. Squier, age 66, retired from Howmet Corporation in October 2000, where he served as the President and Chief Executive Officer for over eight years. Prior to his tenure as CEO of Howmet, Mr. Squier served in a number of senior management assignments at Howmet, including Executive Vice President and Chief Operating Officer. Mr. Squier was also a member of the board of directors of Howmet from 1987 until his retirement. Mr. Squier currently serves as a Senior Advisor to Carlyle. Mr. Squier also currently serves on the board of directors of Sequa Corporation and previously served on the boards of directors of UCI International, Inc., Forged Metal, Inc. and Vought Aircraft Industries from 2003 to 2010.

2007

The Board has concluded that Mr. Squier should serve as a director because in addition to his extensive industry experience and his current role as an advisor to Carlyle, he brings additional perspectives to the Board regarding the global aerospace and defense industries. In addition, as a result of his current service as a director of Sequa Corporation and prior experience with other companies, Mr. Squier brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Vote Required; Recommendation

        The election of a director to the Board requires the affirmative vote of a plurality of the votes validly cast at the annual meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE CLASS I NOMINEES NAMED ABOVE.

 Continuing Directors

        The five directors whose terms will continue after the annual meeting and will expire at the 2013 annual meeting (Class II) or the 2014 annual meeting (Class III) are listed below.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Paul E. Fulchino (Class II)	From 2000 until his retirement in 2010, Mr. Fulchino, age 65, served as Chairman, President and Chief Executive Officer of Aviall, Inc., which became a wholly-owned subsidiary of The Boeing Company on September 20, 2006. Mr. Fulchino had previously served as President and Chief Operating Officer of BE Aerospace, Inc. from 1996 to 1999 and President and Vice Chairman of Mercer Management Consulting, Inc. from 1990 to 1996. Mr. Fulchino currently serves as a senior advisor to the Boeing Company. He also currently serves on the boards of directors of Global Technologies and Spirit Aerosystems, Inc.	2008

The Board has concluded that Mr. Fulchino should serve as a director because in addition to his extensive experience in the aerospace MRO industry, he brings a unique perspective to the Board regarding the global aerospace industry. In addition, as a result of his current service as a director of Global Technologies Systems, Inc. and Spirit Aerosystems, Inc., Mr. Fulchino brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Robert D. Paulson (Class II)

Mr. Paulson, age 66, has served as the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm, since he founded the firm in 1997. Prior to founding Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm, where he had served as the Los Angeles Office Manager from 1982 to 1989, led the Global Aerospace and Defense Practice from 1985 to 1997, and was twice elected to McKinsey's board of directors. He also currently serves on the boards of directors of Ducommun Incorporated, Ventas, Inc. and the Grand Teton Music Festival, and previously served on the board of directors of US Rentals Inc. and Forgings International, L.P.

		2006

The Board has concluded that Mr. Paulson should serve as a director because in addition to his extensive experience in the aerospace defense industry, corporate governance practices, private equity and consulting, he brings unique insights to the Board regarding the global aerospace and defense industries. In addition, as a result of his current service as a director of Ducommun Incorporated and Ventas, Inc., Mr. Paulson brings valuable knowledge to our board of directors about the operations, compensation programs and corporate governance of other companies.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
John P. Jumper (Class III)

Mr. Jumper, age 66, retired from the United States Air Force in 2005 after a distinguished 39-year military career. In his last position as Chief of Staff, he served as the senior military officer in the Air Force leading more than 700,000 military, civilian, Air National Guard and Air Force Reserve men and women. As Chief of Staff, Mr. Jumper was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. In earlier assignments he served on the Joint Staff and as Senior Military Assistant to Secretary of Defense Dick Cheney and Secretary Les Aspin. Mr. Jumper currently serves as an independent consultant to Northrop Grumman Electronic Systems/Integrated Systems and on the board of advisors of Powerwave Technologies, Inc. and Special Applications Group, and previously served on the board of advisors of Patriot International and Robertson Aviation. He also currently serves on the boards of directors of Goodrich Corporation, Jacobs Engineering, NACCO Industries, Inc. and SAIC, as well as on the non-profit board of directors of the Air Force Village Charitable Foundation, the American Air Museum at Duxford, England, the George C. Marshall Foundation and the VMI Board of Visitors. Mr. Jumper previously served on the board of directors of Tech Team Global and Somanetics Corporation.

2007

The board has concluded that Mr. Jumper should serve as a director because in addition to his demonstrated leadership throughout his 39-year military career, he brings knowledge regarding the military aerospace industry. In addition, as a result of his current service as a director of Goodrich Corporation, Jacobs Engineering and SAIC, Mr. Jumper brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Adam J. Palmer (Class III)

Mr. Palmer, age 39, is a Managing Director of Carlyle and has been the Head of the Global Aerospace and Defense sector team since 2011. Mr. Palmer joined Carlyle in 1996 as a member of the Aerospace, Defense and Government Services sector team. Prior to joining Carlyle, Mr. Palmer was with Lehman Brothers focusing on mergers, acquisitions and financings for defense electronics and information services companies. He also currently serves on the boards of directors of RPK Capital Management Group, LLC, Sequa Corporation and Triumph Group, Inc., and previously served on the board of directors of Landmark Aviation, Standard Aero, Ltd., U.S. Investigations Services, Inc. and Vought Aircraft Industries, Inc.

2006

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The board has concluded that Mr. Palmer should serve as a director because in addition to his demonstrated leadership as a Managing Director of Carlyle and his extensive experience in private equity and investment banking, he brings additional perspectives to the Board about the global aerospace and defense industries. In addition, as a result of his current service as a director of RPK Capital Management Group, LLC, Sequa Corporation and Triumph Group, Inc., Mr. Palmer brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Randy J. Snyder (Class III)	Mr. Snyder, age 62, has served as our President and Chief Executive Officer since 1977, and has been the Chairman of the Board since 2006.	2006

The Board has concluded that Mr. Snyder should serve on the Board based upon his intimate knowledge of our operations and his role in leading our transition from a small niche distributor to one of the world's largest distributors and providers of comprehensive supply chain management services to the global aerospace industry on an annual sales basis.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS,
ITS COMMITTEES AND THE COMPANY'S CORPORATE GOVERNANCE

Risk Oversight

        The Board, with the assistance of management, is actively involved in oversight of risks that could affect the Company. Each year, the Board approves key risk-related issues that it will monitor and address during the course of the year, and has also delegated risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee oversees the Company's risk assessment and risk management guidelines, policies and processes as well as risk relating to the financial statements and financial reporting process of the Company, meeting periodically with management to discuss the Company's major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company's risk assessment and risk management policies; (ii) the Compensation Committee oversees risk related to senior executive compensation; and (iii) the Nominating and Corporate Governance Committee oversees risk related to corporate governance. In addition, management regularly reports to the full Board and, as appropriate, the committees of the Board regarding the enterprise risk that the Company must mitigate and/or manage.

Board Independence

        As a controlled company, as that term is defined under the rules of the NYSE, we are not required to have a majority of independent directors. The Board has determined that Messrs. Haberland, Fulchino and Paulson are independent under the independence criteria for directors established by the NYSE, Rule 10A-3 ("Rule 10A-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the independence criteria adopted by the Board. The independence criteria adopted by the Board are set forth in the Company's Corporate Governance Guidelines (the "Corporate Governance Guidelines").

Board Meetings

        Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal 2011, the Board held four meetings and acted by unanimous written consent six times. During fiscal 2011, each incumbent director other than Messrs. Fulchino and Jumper attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served while he was a member of the Board or such committees.

Committees of the Board

        The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The charter of each committee is available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355, Attention: John Holland. The following is a brief description of each of our committees.

  Audit Committee

        Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

        The Audit Committee is currently comprised of Messrs. Paulson (chair), Baird and Haberland. The Board has determined that Messrs. Paulson and Haberland are independent directors. Rule 10A-3 and the rules of the NYSE require each Audit Committee member to be independent within one year of July 27, 2011, the date of the effectiveness of our registration statement on Form S-1 (the "Registration Statement") relating to our initial public offering. We intend to comply with these independence requirements within the appropriate time period. The Board has also determined that Messrs. Paulson, Baird and Haberland are each financially literate and are each an "audit committee financial expert," as such term is defined under the applicable regulations of the Securities and Exchange Commission (the "SEC").

        The Audit Committee met six times during fiscal 2011 and did not act by unanimous written consent in performing its functions.

  Compensation Committee

        The Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to our executive officers and directors, establishing our general compensation policies and reviewing, approving and overseeing the administration of our employee benefits plans. The Compensation Committee also periodically reviews management development and succession plans.

        The Compensation Committee has the resources and authority appropriate to carry out its duties, including sole authority to retain and terminate independent counsel, compensation consultants or other experts or consultants, as it deems necessary or appropriate, including the sole authority to approve the fees and other retention terms for such persons. In connection with our initial public offering, we retained the services of Semler Brossy Consulting Group, LLC ("Semler Brossy") as an independent compensation consultant to advise us in the design and implementation of our 2011 Equity Incentive Plan and our new cash incentive plan, which we adopted in July 2011 in connection with our initial public offering. Semler Brossy did not perform any services for us in fiscal 2011 other than compensation consulting services. See "Compensation Discussion and Analysis—Determination of Compensation Awards."

        The Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of two or more members of the Compensation Committee who are (i) "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        The Compensation Committee is currently comprised of Messrs. Squier (chair), Fulchino and Palmer. As a controlled company, as that term is defined under the rules of the NYSE, we are not required to have an independent Compensation Committee. However, the Board has determined that Mr. Fulchino is an independent director.

        During fiscal 2011, the Compensation Committee met three times during fiscal 2011 and acted twice by unanimous written consent in performing its functions.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things: (i) recommending persons to be selected by the Board as nominees for election as directors; (ii) recommending persons to be selected by the Board as members and chairperson for each committee of the Board; (iii) analyzing and proposing for decision of the Board the governance policies of the Company; and (iv) monitoring our performance in meeting our obligations with respect to professional ethics and integrity in internal and external matters and our principles of corporate governance.

        Pursuant to the Amended and Restated Stockholders Agreement, (i) affiliates of Carlyle which own Wesco shares (the "Carlyle Stockholders") have the right to nominate six of the members of the Board, (ii) Randy Snyder, Susan Snyder, certain affiliates of Mr. Snyder and certain other stockholders who are party to the Amended and Restated Stockholders Agreement (collectively, the "Wesco Stockholders") have the right to nominate one of the members of the Board and the Board or a committee of the Board has the right to nominate the remaining members of the Board, subject to certain restrictions and conditions. See "Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement." Under the terms of the Amended and Restated Stockholders Agreement, each stockholder who is a party to the Amended and Restated Stockholders Agreement is required to vote their shares to elect the directors nominated by the Carlyle Stockholders and the Wesco Stockholders. Messrs. Fulchino, Jumper and Squier have been designated for election by the Carlyle Stockholders.

        Pursuant to the Nominating and Corporate Governance Committee Charter, in recommending candidates for selection to our Board and our Board committees, including Board nominees recommend by stockholders, the Nominating and Corporate Governance Committee may take the following criteria, along with any other criteria it deems appropriate, into consideration:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment, including the ability to make independent analytical inquiries.

        While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is another factor that it considers in identifying nominees. As part of this process, the Nominating and Corporate Governance Committee evaluates how a particular candidate's perspectives, knowledge, experience and expertise in substantive matters relating to the Company's business may add value to the Board.

        The Nominating and Corporate Governance Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any such persons employed by the Nominating and Corporate Governance Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm to be used to identify and evaluate director candidates, including the authority to approve such search firm's fees and other retention terms.

        The Nominating and Corporate Governance Committee is currently comprised of Messrs. Palmer (chair), Jumper and Snyder. As a controlled company, as that term is defined under the rules of the NYSE, we are not required to have an independent Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee, which was designated by the Board in connection with our initial public offering, did not meet during fiscal 2011. However, pursuant to the Nominating and Corporate Governance Committee Charter that is now in effect, the committee is required to meet on a regularly scheduled basis at least twice per year or more frequently as the committee deems necessary or desirable.

        In addition, from time to time, other committees may be established under the direction of our Board when necessary to address specific issues.

Compensation Committee Interlocks and Insider Participation

        From September 30, 2010 through July 27, 2011, the Compensation Committee was comprised of Messrs. Fulchino, Jumper, Palmer and Squier. On July 27, 2011, in connection with our initial public offering, the Company's Board committees were reconstituted, and from that date through September 30, 2011, the Compensation Committee was comprised of Messrs. Fulchino, Palmer and Squier. None of the members of the Board who sat on the Compensation Committee during fiscal 2011 was an officer or employee of the Company during or prior to fiscal 2011. During fiscal 2011, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. As stockholders of the Company, Messrs. Fulchino, Jumper and Squier are party to the Amended and Restated Stockholders Agreement, which is described in further detail under "Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement."

Corporate Governance

  Code of Business Conduct and Ethics

        We have adopted a written code of ethics (the "Code of Business Conduct and Ethics") that applies to our directors, officers and employees. This Code of Business Conduct and Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Code of Business Conduct and Ethics is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355, Attention: John Holland.

  Corporate Governance Guidelines

        We have also adopted the Corporate Governance Guidelines to advance the functioning of our Board and its committees and to set forth our Board's expectations as to how it should perform its functions. Our Corporate Governance Guidelines are posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Corporate Governance Guidelines is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355, Attention: John Holland.

  Whistleblower Policy

        We have adopted a whistleblower policy (the "Whistleblower Policy") to govern the receipt, retention and treatment of complaints regarding, among other things, the Company's accounting, internal accounting controls, auditing matters, or violations of any state or federal laws or regulations, and to protect the confidential, anonymous reporting of such complaints. Our Code of Business Conduct and Ethics requires employees to report such concerns.

        Our Whistleblower Policy is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Whistleblower Policy is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355, Attention: John Holland.

Policies Relating to Our Board

  Communications with the Board

        Stockholders who wish to contact the Board may send written correspondence to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355, Attention: John Holland. Communications may be addressed to an individual director, to the non-management directors as a group, or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director or group of directors to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and service complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

  Board Leadership Structure

        As noted in our Corporate Governance Guidelines, the Chief Executive Officer may serve as Chairman of the Board, and accordingly we have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Snyder currently serves as both our Chairman and Chief Executive Officer.

  Executive Sessions and Presiding Directors

        Our Corporate Governance Guidelines that were adopted in connection with our initial public offering require the Board to have regularly scheduled executive sessions for the non-management directors without any management directors or employees present, at least one of which annually includes only independent directors. Pursuant to the Corporate Governance Guidelines, the Chairman of the Compensation Committee has been selected to preside over the non-management executive sessions. The Board has also selected the Chairman of the Audit Committee to preside over executive sessions at which only independent directors are present.

  Director Attendance at Annual Meeting of Stockholders

        Although the Company does not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage directors to attend.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended September 30, 2011 (the "Audited Financial Statements").

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as in effect on the date of this proxy statement.

        The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the annual report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Robert D. Paulson (Chair)
Dayne A. Baird
Jay L. Haberland

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

David L. Squier (Chair)
Paul E. Fulchino
Adam J. Palmer

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides an overview and analysis of (i) the elements of our compensation program for our named executive officers, or NEOs, identified below, (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis and (iii) the material factors considered in making those decisions.

        For the fiscal year ended September 30, 2011, our NEOs are:

  •
  Randy Snyder, Chief Executive Officer,

  •
  Greg Hann, Executive Vice President and Chief Financial Officer,

  •
  Hal Weinstein, Executive Vice President, Sales and Marketing,

  •
  Tommy Lee, Executive Vice President, and

  •
  Alex Murray, Vice President, Global Operations.

Executive Summary

  Our Business

        We are one of the world's largest distributors and providers of comprehensive supply chain management services to the global aerospace industry on an annual sales basis. Our services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time, or JIT, delivery and point-of-use inventory management. We supply approximately 475,000 different stock keeping units, or SKUs, including hardware, bearings, tools and more recently, electronic components and machined parts. We serve our customers under three types of arrangements: JIT contracts, which govern comprehensive outsourced supply chain management services; long term agreements, or LTAs, which set prices for specific parts; and ad hoc sales.

        Wesco was founded in 1953 by the father of our current chief executive officer and has a long history of consistent growth and profitability. Our growth and profitability have been driven by our focus on customer service and our management's ability to make optimal inventory purchasing decisions through the use of our highly customized information technology system. We believe that with more than 1,000 employees across 30 locations in 10 countries, we are well positioned to continue our track record of strong long-term growth and profitability.

  Pay for Performance

        We intend to provide our NEOs with compensation that is significantly performance based. Our executive compensation program is designed to align executive pay with our performance on both short and long-term bases, link executive pay to specific, measurable results intended to create value for stockholders, and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success.

   Elements and Objectives of Executive Compensation

        The primary elements of our executive compensation program and their corresponding objectives are summarized in the following table:

Compensation Element	Objective
Base Salary	To recognize performance of job responsibilities and as a necessary tool to attract and retain individuals with superior talent.
Annual performance-based compensation	To promote our near-term performance objectives and reward individual contributions to the achievement of those objectives.
Discretionary long-term equity incentive awards	To emphasize our long-term performance objectives, encourage the maximization of stockholder value and retain key executives by providing an opportunity to participate in the ownership of the Company.
Severance and change in control benefits	To encourage the continued attention and dedication of key individuals and to focus the attention of key individuals when considering strategic alternatives.
Retirement savings (401(k))	To provide an opportunity for tax-efficient savings and long-term financial security.
Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.

        To serve the foregoing objectives, our overall executive compensation program is generally designed to be flexible rather than formulaic. The compensation committee of our board of directors, or the compensation committee, has primary authority to determine and approve compensation decisions with respect to our NEOs. In alignment with the objectives set forth above, the compensation committee determines overall compensation, and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably sized companies in our and similar industries.

        Our compensation decisions for the NEOs in fiscal 2011 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Compensation Overview

        Our overall executive compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of compensation opportunity will be related to factors that directly and indirectly influence stockholder value. Accordingly, we set goals designed to link each NEO's compensation to our performance. Consistent with our performance-based philosophy, we provide a base salary to our NEOs and significant incentive-based compensation, which includes variable cash awards under our annual incentive bonus program based on our financial and operational performance, as well as stock option and other equity and equity-based awards granted to our NEOs to align our NEOs' interests with our long-term performance.

        Total compensation for our NEOs has been allocated between cash and equity compensation taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance to align the interests of management with stockholders. The variable annual incentive award and the equity awards are designed to ensure that total compensation reflects our overall success or failure and to motivate the NEOs to meet appropriate performance measures, thereby maximizing total return to stockholders.

Determination of Compensation Awards

        The compensation committee is provided with the primary authority to determine and approve the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry and the level of expertise and experience of our NEOs in their positions. The compensation committee is primarily responsible for (i) determining each NEO's base salary and target bonus level (expressing the bonus that may be awarded as a percentage of base salary or as a dollar amount for the year), (ii) assessing the performance of the chief executive officer and other NEOs for each applicable performance period and (iii) determining the amount of awards to be paid to our chief executive officer and other NEOs under our annual incentive bonus program for each year, after taking into account any previously established target bonus levels and performance during the year, and the amount of any stock option or other equity or equity-based awards to be granted to our NEOs. To aid the compensation committee in making its determinations, our chief executive officer provides recommendations annually to the compensation committee regarding the compensation of all officers, excluding himself. The performance of our senior executive management team is reviewed annually by the compensation committee and the compensation committee determines each NEO's compensation annually.

        In determining compensation levels for our NEOs, the compensation committee considers each NEO's unique position and responsibility and relies upon the judgment and industry experience of its members, including their knowledge of competitive compensation levels in our industry. We believe that our NEOs' base salaries should be competitive with salaries for executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and previous work experience. In this regard, each NEO's current and prior compensation, including compensation paid by the NEO's prior employer, is considered as a base against which determinations are made as to whether increases are appropriate to retain the NEO in light of competition or in order to provide continuing performance incentives.

        In making compensation determinations, the compensation committee historically has not made regular use of benchmarking or compensation consultants and historically has not referred to specific compensation survey data. Rather, in alignment with the considerations described above, the compensation committee determines the total amount of compensation for our NEOs, and the allocation of total compensation among each of our three main components of compensation, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably sized companies in our industry and other similar industries to ensure we attract, develop and retain superior talent. In connection with our initial public offering, we retained the services of Semler Brossy as an independent compensation consultant to advise us in the design and implementation of our 2011 Equity Incentive Plan and our new cash incentive plan, which we adopted in July 2011. For information regarding the equity-based incentive awards made to the NEOs in 2011, see "—Discretionary Long-Term Equity Incentive Awards—Post-IPO Options and Post-IPO Restricted Stock" below. For information regarding the cash incentive awards made to the NEOs in 2011, see "—Annual Performance-Based Compensation for 2011" below. Semler Brossy did not perform any services for us in fiscal year 2011 other than compensation consulting services.

        We believe that direct ownership in our Company provides our NEOs with a strong incentive to increase the value of the Company and we therefore historically have encouraged equity ownership in the Company by NEOs and other employees through a variety of means, including direct stock ownership by NEOs and other employees, and the award of stock options and other equity-based interests that have been received by the NEOs. We believe that the equity ownership positions of our NEOs are substantial and therefore we have not implemented a formal policy with respect to requiring officers and directors to own our stock.

Base Compensation For 2011

        We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent, using the methodologies described above. Each year we determine base salary increases based upon the performance of the NEOs as assessed by the compensation committee, and for NEOs other than the chief executive officer, in conjunction with recommendations made by the chief executive officer. The compensation committee reviews and evaluates base salaries for our NEOs annually, but formulaic base salary increases are not provided to the NEOs.

        Except with respect to Mr. Hann, during fiscal year 2011, the compensation committee did not make changes to the base salaries of our NEOs, each of whom received a substantial base salary increase in fiscal year 2010 to reward their continued superior performance during a period of economic uncertainty. Mr. Hann's base salary adjustment was granted effective as of November 2010 in recognition of the fact that he had not received a base salary increase since commencing employment with us in February 2009. The base salaries for our NEOs as of the end of fiscal year 2011 are set forth in the following table:

Name	Base Salary ($)
Randy Snyder	650,000
Greg Hann	325,000
Hal Weinstein	325,000
Tommy Lee	315,000
Alex Murray(1)	183,903

(1)
Base salary amount for Mr. Murray, who is employed in the United Kingdom, is presented based on an assumed conversion ratio of pounds to dollars of 1.5585, which was the exchange rate in effect on September 30, 2011.

Annual Performance-Based Compensation For 2011

        We structure our compensation programs to reward NEOs based on our performance and the individual executive's contribution to that performance. NEOs are eligible to receive bonus compensation under our annual bonus plan in the event certain specified corporate performance measures are achieved.

        This annual bonus program consists of cash awards based upon our achievement of performance goals determined by the compensation committee. Under the terms of the annual bonus plan, NEOs have target bonus amounts based upon a percentage of their base salaries as of the start of the applicable fiscal year, as follows: Mr. Snyder: 100%; Mr. Hann: 60%; Mr. Weinstein: 60%; Mr. Lee: 45%; and Mr. Murray: 40%. Our NEOs have the ability to earn more or less than their target bonus amounts for over performance or under performance, as determined with reference to the applicable performance goals. None of our NEOs has a guaranteed minimum annual performance bonus. The maximum and minimum portions of target awards, if any, payable under the plan may vary from year to year and are set at levels that we determine are necessary to maintain competitive compensation practices and properly motivate our NEOs by rewarding them for our annual performance and their contributions to that performance.

        Awards paid under the plan are based upon the level of achievement in relation to two Company-wide performance metrics: Bonus EBITDA and Bonus Cash Flow. For this purpose, "Bonus EBITDA" is defined generally as our earnings before interest, taxes, depreciation expense and amortization expense, equity compensation expense, management and transaction fees and extraordinary and non-recurring items. "Bonus Cash Flow" is generally defined as our net cash from operating activities less capital expenditures. We use Bonus EBITDA and Bonus Cash Flow as the primary performance metrics to determine the amount of awards paid under our annual bonus plan because the compensation committee believes that these metrics most directly correlate to the creation of value for our stockholders in relation to our financial performance over the annual performance period.

        For each performance year, the compensation committee assigns a target, minimum and maximum value to each performance metric. Minimum threshold goals must be met for performance metrics before awards may become payable under the plan. The maximum award (200% of target amounts) is payable only upon achievement of maximum-level performance for both metrics. Award amounts for performance between the baseline and maximum levels are determined at the beginning of the applicable performance period and depend upon the level of achievement for each metric relative to its assigned target value, in accordance with a pre-determined payout matrix. The board of directors makes final determinations of the amounts payable under the plan, in consultation with the chief executive officer, after receipt of the applicable financial information. In addition, we, in our sole discretion, may adjust targets or awards to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions.

        The following chart sets forth the minimum, maximum and target values, and the performance achieved, for the performance metrics for the year ended September 30, 2011:

Performance Metric	2011 Actual ($ MM)	Minimum ($ MM)	Target ($ MM)	Maximum ($ MM)
Bonus EBITDA	181.9	155.6	177.8	200.0
Bonus Cash Flow	81.2	45.6	60.8	76.0

        The following payout matrix sets forth an illustration of the payout levels in relation to the target bonus amounts that would apply under our annual bonus program under the range of possible performance scenarios, based on the minimum, target and maximum levels of performance as set forth above:

		Bonus Cash Flow
		< Minimum	$45.6	$49.4	$53.2	$57.0	$60.8	$64.6	$68.4	$72.2	$76.0
	$200.0	0.0%	100.0%	112.5%	125.0%	137.5%	150.0%	162.5%	175.0%	187.5%	200.0%
	$194.5	0.0%	87.5%	100.0%	112.5%	125.0%	137.5%	150.0%	162.5%	175.0%	187.5%
	$188.9	0.0%	75.0%	87.5%	100.0%	112.5%	125.0%	137.5%	150.0%	162.5%	175.0%
Bonus	$183.4	0.0%	62.5%	75.0%	87.5%	100.0%	112.5%	125.0%	137.5%	150.0%	162.5%

EBITDA	$177.8	0.0%	50.0%	62.5%	75.0%	87.5%	100.0%	112.5%	125.0%	137.5%	150.0%

	$172.2	0.0%	37.5%	50.0%	62.5%	75.0%	87.5%	100.0%	112.5%	125.0%	137.5%
	$166.7	0.0%	25.0%	37.5%	50.0%	62.5%	75.0%	87.5%	100.0%	112.5%	125.0%
	$161.1	0.0%	12.5%	25.0%	37.5%	50.0%	62.5%	75.0%	87.5%	100.0%	112.5%
	$155.6	0.0%	0.0%	12.5%	25.0%	37.5%	50.0%	62.5%	75.0%	87.5%	100.0%
	< Minimum	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

        Where actual performance falls in between the scenarios presented in the matrix above, the compensation committee uses the matrix as a guide in determining the appropriate percentage of the target bonus amounts to pay to our named executive officers. Therefore, for fiscal year 2011, where actual performance for Bonus EBITDA was approximately $181.9 million and actual performance for Bonus Cash Flow was approximately $81.2 million, the compensation committee determined that each of our named executive officers were entitled to bonus payments in amounts equal to 158.5% of their target bonus amounts. The actual award amounts earned by our NEOs for 2011 are included in the "Non-Equity Incentive Plan Compensation" column of our Summary Compensation Table for 2011.

Discretionary Long-Term Equity Incentive Awards

        We believe that providing a portion of our NEOs' total compensation in the form of equity-based awards encourages responsible and profitable growth, encourages executive retention, promotes a long-term focus and aligns executive and stockholder interests. Prior to becoming a publicly traded company, we granted equity-based incentive awards under our Amended and Restated Equity Incentive Plan. In connection with our initial public offering in July 2011, we adopted our 2011 Equity Incentive Award Plan, or the 2011 Plan, and ceased granting awards under our Amended and Restated Equity Incentive Plan.

        Currently, with the exception of Mr. Hann, our NEOs hold equity incentive awards that consist of (i) restricted stock and restricted stock units granted in September 2006 and in July 2011 in connection with our initial public offering and/or (ii) stock options granted in May 2007 and July 2011 in connection with our initial public offering. Mr. Hann holds stock options and restricted stock that were granted to him in July 2011 in connection with our initial public offering and stock options that were granted to him in February 2009 upon his commencement of employment with us. In the discussion below, we refer to the equity-based awards that were granted to our NEOs prior to our initial public offering as pre-IPO options, pre-IPO restricted stock or pre-IPO restricted stock units, as applicable, and to equity-based awards that were granted in connection with our initial public offering as post-IPO options or post-IPO restricted stock, as applicable. Generally, stock options granted to our NEOs expire ten years from the date of the grant and have vesting provisions that are designed to encourage continued employment and to reward our NEOs for our performance.

  Pre-IPO Options

        Twenty-five percent of each NEO's pre-IPO options were time vesting options that were eligible to vest and become exercisable in five equal annual installments (three equal annual installments for Mr. Hann) beginning on the first September 30 following the date of grant, subject to the optionee's continued service with us through the applicable vesting date. The remaining 75% of each NEO's pre-IPO options were eligible to vest in five annual installments (three annual installments for Mr. Hann), subject to the optionee's continued employment with us and attainment by us of financial performance targets as follows: one-half of each performance vesting installment was eligible to vest following the close of the applicable fiscal year if we attained a pre-determined Bonus EBITDA target for the year, and the remaining one-half of each performance vesting installment was eligible to vest following the close of the applicable fiscal year if we attained a pre-determined Cash Flow target for the year. If we did not attain the relevant Bonus EBITDA or Bonus Cash Flow targets for a given fiscal year, but we attained at least 90% of such targets, the applicable portion of the performance vesting options remained eligible to vest in future years if cumulative Bonus EBITDA and cumulative Bonus Cash Flow targets were attained in those years. The Bonus Cash Flow and Bonus EBITDA goals were established at the time the options were granted and were intended to be challenging but reasonably attainable. The Bonus EBITDA and Bonus Cash Flow targets for stock option vesting purposes differ from the Bonus EBITDA and Bonus Cash Flow targets levels that apply under our Management Annual Incentive Plan because the option vesting targets were generally set at the time of each grant with a five-year time horizon (three years for Mr. Hann) while the Management Annual Incentive Plan targets are short term goals set annually at the beginning of each applicable fiscal year.

        For 2011, the Bonus Cash Flow and Bonus EBITDA targets for the NEOs' performance vesting pre-IPO options were $78.6 million and $200.3 million, respectively, and actual results with respect to Bonus Cash Flow and Bonus EBITDA for the year were $81.2 million and $181.9 million, respectively.

Although we did not achieve the Bonus EBITDA target for performance stock option vesting in 2011, the compensation committee determined that the non-achievement of the Bonus EBITDA target did not result from a lack of performance but rather from a change in overall market conditions from the time the Bonus EBITDA target for 2011 stock option vesting was determined, which change was beyond the control of the company or any of our named executive officers. As a result, all of the NEOs' pre-IPO performance vesting options for fiscal year 2011 vested, effective as of September 30, 2011.

        Early in fiscal year 2010, the compensation committee determined that we had not attained the 2009 Bonus Cash Flow target of $63.2 million applicable to the 2009 Bonus Cash Flow portion of the pre-IPO performance options. However, in order to provide additional incentives for management to achieve strong company-wide financial performance in fiscal years 2010 and 2011, the compensation committee determined to provide an additional opportunity for the 2009 Bonus Cash Flow portion of the performance options to vest as follows: one-half of the 2009 Bonus Cash Flow portion of the performance options would vest following the end of fiscal year 2010 if we attained a supplemental Bonus Cash Flow target of $98.9 million for 2010 and the remaining one-half of the 2009 Bonus Cash Flow portion of the performance options would vest following the end of fiscal year 2011 if we attained a supplemental Bonus Cash Flow target of $94.3 million for 2011, which the compensation committee believed was a challenging supplemental Bonus Cash Flow goal for fiscal year 2011. Although we did not attain the supplemental Bonus Cash Flow target in either such year, the compensation committee determined that the applicable portion of the Pre-IPO performance options would become vested and exercisable due to the near achievement of such supplemental targets and in order to recognize and reward the extraordinary efforts of our named executive officers and other employees during such periods, which for fiscal year 2011 culminated in the successful completion of our initial public offering.

  Pre-IPO Restricted Stock and Pre-IPO Restricted Stock Units

        In addition, in connection with the acquisition of our Company by Carlyle in 2006, our NEOs, other than our CEO, who were with us at that time received awards of restricted stock and restricted stock units that relate to our common stock in recognition of their longstanding service to the company over a period of many years and as a means of seeking to retain these employees through the imposition of vesting requirements on the awards. All of these shares of restricted stock and restricted stock units have fully vested and the restricted stock units will be settled on the earlier of September 28, 2012 or the date we experience a change in control. Additional information regarding the restricted stock units held by our NEOs is set forth below in the non-qualified deferred compensation table that follows this Compensation Discussion and Analysis. In determining the allocation of the historical equity and equity-based awards for our NEOs between stock options on the one hand and restricted stock and restricted stock units on the other, the compensation committee considered the different goals intended to be achieved through these different types of awards as well as each NEO's service with and position within the company. The allocation of awards between restricted stock and restricted stock units for the NEOs who received these awards was determined based upon the different tax treatment applicable to these two types of awards.

  Post IPO Options and Post-IPO Restricted Stock

        Our NEOs received awards of stock options and restricted stock upon the consummation of our initial public offering in July 2011 as set forth in the table below. The options were granted with an exercise price equal to the fair market value on the date of grant, which the compensation committee determined to be the price to the public of the shares sold in the offering. These grants are intended to reward the recipients for services to be rendered during fiscal years 2012 and beyond, and represent a critical element of our efforts to retain key employees and reward them for strong Company performance. All awards are scheduled to vest in three equal annual installments beginning on

September 30, 2012, subject to the recipient's continued employment with us on the applicable vesting date, and provided that the vesting of one-half of the awards is also subject to the Company's achievement of a Bonus EBITDA performance goal for fiscal year 2012 that the compensation committee determined following the consummation of our initial public offering and which is intended to be challenging but reasonably attainable.

Name	Number of Shares Subject to Stock Options	Number of Restricted Shares
Randy Snyder	148,500	22,500
Greg Hann	46,800	9,000
Hal Weinstein	46,800	9,000
Tommy Lee	19,800	3,600
Alex Murray	30,600	4,500

Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our eligible employees. The 401(k) Plan permits eligible employees to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We provide matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum matching contribution of three percent of the participant's annual salary and subject to certain other limits. After a full year of employment with us, plan participants vest in the amounts contributed by us pro rata over the following five years, subject to their continued employment with us. Employees are eligible to participate in the 401(k) Plan the first day of the first calendar quarter following their completion of six full calendar months of employment with us.

        The 401(k) Plan is offered on a nondiscriminatory basis to all of our employees, including NEOs, who meet the eligibility requirements. The compensation committee believes that matching and other contributions provided by us assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-qualified basis and to achieve financial security, thereby promoting retention.

Employment and Severance Arrangements

        The compensation committee considers the maintenance of a sound management team to be essential to protecting and enhancing our best interests. To that end, we recognize that the uncertainty that may exist among management with respect to their "at-will" employment with us may result in the departure or distraction of management personnel to our detriment. Accordingly, the compensation committee determined that severance arrangements are appropriate for certain of our NEOs to encourage the continued attention and dedication of these members of our management and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Mr. Snyder, Mr. Hann, Mr. Weinstein and Mr. Murray have each entered into an agreement with us providing for severance benefits upon termination of employment.

        Mr. Snyder's employment agreement with us, dated July 23, 2006 and amended December 31, 2008, has an original three-year term and is extended automatically for successive one-year periods thereafter unless either party delivers notice within specified notice periods to terminate the agreement. Upon termination of Mr. Snyder's employment either by us without "cause," by Mr. Snyder for "good reason" or due to the non-extension of the employment term by us, subject to his timely executing a general release of claims against us, Mr. Snyder is entitled to receive thirty-six months of his base salary, payable in installments in accordance with our regular payroll practices, a prorated portion of his annual performance bonus for the year in which termination occurs, the accelerated vesting of any outstanding unvested options we granted to Mr. Snyder pursuant to his employment agreement that are subject to time-based vesting conditions and reimbursement for the premium costs of continued medical, dental and vision coverage under COBRA for a period of eighteen months. Mr. Snyder's employment agreement prohibits him from competing with certain of our businesses or from soliciting our employees, customers or suppliers to terminate their employment or arrangements with us during the term of his employment and for 36 months following his termination. "Cause" is defined in Mr. Snyder's agreement to mean Mr. Snyder's (i) material failure to comply with a reasonable directive of the board of directors, (ii) willful misconduct, gross negligence or breach of a fiduciary duty that results in material harm to us or our affiliates, (iii) willful and material breach of his employment agreement, (iv) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (v) unlawful use or possession of illegal drugs on Company premises or while performing his duties or responsibilities to us or (vi) commission of an act of fraud, embezzlement or misappropriation against us or our affiliates. "Good reason" is defined in Mr. Snyder's employment agreement to mean (a) a material reduction in duties or responsibilities, (b) a material reduction in base salary or annual target bonus opportunity, (c) a relocation of Mr. Snyder's principle place of employment by more than 25 miles, (d) our material breach of the agreement or (e) the failure of the Company, or any successor, following a change in control to reaffirm its obligations under the agreement or assume and comply with the agreement.

        Pursuant to an agreement between Mr. Hann and us, dated January 22, 2009, which does not have a specified term, if we terminate Mr. Hann without "cause" or he resigns for "good reason," subject to his timely executing and not revoking a release of claims, Mr. Hann is entitled to payment of 12 months of his base salary, payable in installments in accordance with our regular payroll practices, and the right to continue his participation in one of our medical benefit plans for up to 12 months. For purposes of Mr. Hann's agreement, "cause" has substantially the same meaning as in Mr. Snyder's agreement, except that Mr. Hann's material breach of the agreement does not explicitly constitute cause. "Good reason" is defined in Mr. Hann's agreement to mean a material reduction in duties or responsibilities or a material reduction in his base salary.

        Mr. Weinstein's employment agreement with us, dated June 15, 2007 and amended December 31, 2008, has a perpetual term unless terminated by either party in accordance with the terms of the agreement. Upon termination of Mr. Weinstein's employment by us without "cause," subject to his timely executing a general release of claims against us, Mr. Weinstein is entitled to receive twelve months of his base salary, payable in installments in accordance with our regular payroll practices, and reimbursement for the premium costs of continued medical, dental and vision coverage under COBRA for a period of twelve months. Mr. Weinstein's employment agreement prohibits him from competing with certain of our businesses or from soliciting our employees, customers or suppliers to terminate their employment or arrangements with us during the term of his employment and for twelve months following his termination. "Cause" in Mr. Weinstein's agreement has the same meaning as in Mr. Snyder's agreement.

        Mr. Murray entered into an employment agreement with a subsidiary of the Company located in the United Kingdom. For simplicity, this subsidiary and its board of directors are referred to in this paragraph, respectively, as the company and the board. Mr. Murray's employment agreement, dated on March 24, 2011, has a perpetual term unless terminated by either party by giving not less than six months' written notice. The company may elect, however, to terminate Mr. Murray's employment without notice by paying Mr. Murray the amounts that would otherwise be paid to him during the notice period provided in his employment agreement. In addition, the company may terminate Mr. Murray's employment without notice or payment in the event that (i) the board reasonably believes Mr. Murray has committed a serious breach of his employment agreement, (ii) the board reasonably believes Mr. Murray has committed an act of gross or serious misconduct or willful neglect in the discharge of his duties, (iii) the board reasonably believes Mr. Murray has committed an act of fraud, dishonesty or other conduct tending to bring himself or the company into disrepute, (iv) Mr. Murray becomes prohibited by law from being or acting as a director of the company, (v) Mr. Murray is offered and refuses or fails to accept employment with the surviving entity following a merger or reorganization of the company on terms no less favorable than those in his employment agreement or (vi) Mr. Murray resigns as a director of the company other than at the request of the board. During his employment and for twelve months following his termination, Mr. Murray may not compete with certain businesses of the company or solicit certain employees, customers or potential customers of the company, in each case, without the company's consent, which may not be unreasonably withheld.

Other Elements of Compensation and Perquisites

        Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance. In addition, we provide our NEOs with the personal use of Company automobiles and, for our U.S. based NEOs, dues related to golf club memberships which our NEOs use for both personal and professional purposes. We provide these benefits due to their relatively low cost and the high value they provide in attracting and retaining talented executives. Our NEOs do not receive any tax gross up in connection with our provision of these benefits.

Summary Compensation Table for 2011

        The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended September 30, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Stock Awards(2)	Bonus ($)		All Other Compensation ($)		Total ($)
Randy Snyder	2011	650,040	1,030,314	860,805	333,225	—		90,026	(3)	2,964,410
Chief Executive Officer	2010	644,266	810,000	—	—	—		77,714		1,531,980

Greg Hann	2011	323,076	309,075	271,284	133,290	—		50,410	(4)	1,087,135
Executive Vice President and Chief Financial Officer	2010	300,000	243,000	87,869	—	—		44,775		675,644

Hal Weinstein	2011	325,020	309,094	271,284	133,290	—		53,709	(5)	1,092,397
Executive Vice President, Sales and Marketing	2010	322,133	243,000	—	—	20,000		51,793		636,926

Tommy Lee	2011	315,090	224,738	114,774	53,316	—		40,363	(6)	748,281
Executive Vice President	2010	309,885	164,025	—	—	—		46,511		520,421

Alex Murray(7)	2011	183,903	116,595	177,378	66,645	999	(8)	19,532	(9)	564,053
Vice President, Global Operations	2010	157,497	59,126	—	—	—		18,673		235,386

(1)
Represents the bonus amounts earned under our annual bonus program for fiscal the year ended September 30, 2011. For a discussion of the determination of these amounts, see "—Annual Performance-Based Compensation for 2011" above.

(2)
Amount shown represents the fair value on the date of grant calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, except that the amount shown under "option awards" for Mr. Hann in 2010 represents the incremental fair value attributable to an amendment to Mr. Hann's then-outstanding stock options calculated in accordance with FASB ASC Topic 718 as of the date of such amendment.

(3)
Includes $30,370 for country club membership dues and fees, $52,306 for use of Company automobile and $7,350 for 401(k) matching contribution. The cost for personal use of a company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(4)
Includes $25,123 for country club membership dues and fees, $17,937 for use of Company automobile and $7,350 for 401(k) matching contribution.

(5)
Includes $29,788 for country club membership dues and fees, $16,571 for use of Company automobile and $7,350 for 401(k) matching contribution.

(6)
Includes $16,972 for country club membership dues and fees, $16,041 for use of Company automobile and $7,350 for 401(k) matching contribution.

(7)
Amounts presented for Mr. Murray in 2011 are based on an assumed conversion ratio of pounds to dollars of 1.5585, which was the exchange rate in effect on September 30, 2011. Amounts presented for Mr. Murray in 2010 are based on an assumed conversion ratio of pounds to dollars of 1.5809, which was the exchange rate in effect on September 30, 2010.

(8)
Amount shown represents a cash "service award" granted to Mr. Murray in recognition of the 10th anniversary of his commencement of employment with the Company.

(9)
Includes automobile allowance of $17,144 and $2,388 for supplemental medical benefits.

 Grants of Plan-Based Awards for 2011

				Estimated Future Payouts Under Equity Incentive Plan Awards
									Grant Date Fair Value of Stock and Option Awards ($)(4)
							All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock (#)(2)
								Exercise or Base Price of Options ($/sh)
	Grant Date
Name		Target ($)	Maximum ($)	Target (#)
Randy Snyder	—	650,000	1,300,000	—		—	—	—	—
	7/27/2011	—	—	74,250	(5)	—	—	15.00	514,553
	7/27/2011	—	—	—		—	74,250	15.00	346,253
	8/3/2011	—	—	11,250	(6)	—	—	—	166,613
	8/3/2011	—	—	—		11,250	—	—	166,613
Greg Hann	—	195,000	390,000	—		—	—	—	—
	7/27/2011	—	—	23,400	(5)	—	—	15.00	162,162
	7/27/2011	—	—	—		—	23,400	15.00	109,122
	8/3/2011	—	—	4,500	(6)	—	—	—	66,645
	8/3/2011	—	—	—		4,500	—	—	66,645
Hal Weinstein	—	195,000	390,000	—		—	—	—	—
	7/27/2011	—	—	23,400	(5)	—	—	15.00	162,162
	7/27/2011	—	—	—		—	23,400	15.00	109,122
	8/3/2011	—	—	4,500	(6)	—	—	—	66,645
	8/3/2011	—	—	—		4,500	—	—	66,645
Tommy Lee	—	141,750	283,500	—		—	—	—	—
	7/27/2011	—	—	9,900	(5)	—	—	15.00	68,607
	7/27/2011	—	—	—		—	9,900	15.00	46,167
	8/3/2011	—	—	1,800	(6)	—	—	—	26,658
	8/3/2011	—	—	—		1,800	—	—	26,658
Alex Murray	—	73,561	147,122	—		—	—	—	—
	7/27/2011	—	—	15,300	(5)	—	—	15.00	106,029
	7/27/2011	—	—	—		—	15,300	15.00	71,349
	8/3/2011	—	—	2,250	(6)	—	—	—	33,323
	8/3/2011	—	—	—		2,250	—	—	33,323

(1)
Amounts shown reflect the possible payment amounts to our NEOs under our Management Annual Incentive Plan for fiscal year 2011. There are no applicable threshold level performance metrics. Payments under the plan were made to the NEOs on November 23, 2011. The amounts actually paid to each NEO are set forth under "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table for 2011" above.

(2)
Represent restricted shares of our common stock granted under our 2011 Plan that will vest in three equal installments on September 30, 2012, 2013 and 2014, subject to the NEO's continued service with us on each applicable vesting date.

(3)
These options were granted under our 2011 Plan and will vest in three equal installments on September 30, 2012, 2013 and 2014, subject to the NEO's continued service with us on each applicable vesting date.

(4)
The amounts shown represent the aggregate grant date fair value, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. For information regarding the assumptions used when calculating this amount, refer to note 13 of our consolidated financial statements for the year ended September 30, 2011.

(5)
Represent option awards granted under our 2011 Plan that vest in three equal installments on September 30, 2012, 2013 and 2014, subject to the NEO's continued service with us on each applicable vesting date and the Company's achievement of an EBITDA performance goal for fiscal year 2012. The exercise price per share of common stock subject to these options is $15.00, which was the fair market value of our common stock on the date of grant. For additional information about these awards, see "Compensation Discussion and Analysis—Discretionary Long-Term Equity Incentive Awards—Post-IPO Options and Post-IPO Restricted Stock" above.

(6)
Represent restricted shares of our common stock granted under our 2011 Plan that vest in three equal installments on September 30, 2012, 2013 and 2014, subject to the NEO's continued service with us on each applicable vesting date and the Company's achievement of an EBITDA performance goal for fiscal year 2012. For additional information about these awards, see "Compensation Discussion and Analysis—Discretionary Long-Term Equity Incentive Awards—Post-IPO Options and Post-IPO Restricted Stock" above.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information regarding the stock options held by our NEOs as of September 30, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Randy Snyder	—	74,250	74,250	(4)	15.00	7/27/2021	—	—	—	—
	1,967,211	—	—		4.13	5/17/2017	—	—	—	—
	—	—	—		—	—	11,250	122,963	11,250	122,963
Greg Hann	—	23,400	23,400	(4)	15.00	7/27/2021	—	—	—	—
	501,027	—	—		6.30	1/29/2019	—	—	—	—
	—	—	—		—	—	4,500	49,185	4,500	49,185
Hal Weinstein	—	23,400	23,400	(4)	15.00	7/27/2021	—	—	—	—
	892,000	—	—		4.13	5/17/2017	—	—	—	—
	—	—	—		—	—	4,500	49,185	4,500	49,185
Tommy Lee	—	9,900	9,900	(4)	15.00	7/27/2021	—	—	—	—
	295,083	—	—		4.13	5/17/2017	—	—	—	—
	—	—	—		—	—	1,800	19,674	1,800	19,674
Alex Murray	—	15,300	15,300	(4)	15.00	7/27/2021	—	—	—	—
	393,444	—	—		4.13	5/17/2017	—	—	—	—
	—	—	—		—	—	2,250	24,593	2,250	24,593

(1)
These options will become exercisable in three equal installments on September 30, 2012, 2013 and 2014, subject to the NEO's continued service with us on each applicable vesting date.

(2)
Represents restricted shares of our common stock that will vest in three equal installments on September 30, 2012, 2013 and 2014, subject to the NEO's continued service with us on each applicable vesting date.

(3)
Market value has been calculated by multiplying the number of shares of stock by $10.93, the closing market price of our common stock on September 30, 2011.

(4)
These options will become exercisable in three equal installments on September 30, 2012, 2013 and 2014, subject to the NEO's continued service with us on each applicable vesting date and the Company's achievement of an EBITDA performance goal for fiscal year 2012. See "—Discretionary Long-Term Equity Incentive Awards—Post-IPO Options and Post-IPO Restricted Stock" above for additional information regarding these options.

Options Exercised and Stock Vested in 2011

        The following table provides information regarding the exercise of options by our NEOs exercised during the year ended September 30, 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Randy Snyder	—	—
Greg Hann	89,139	776,103.56
Hal Weinstein	91,610	996,309.64
Tommy Lee	—	—
Alex Murray	—	—

(1)
Represents the gross number of shares of our common stock acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
All options exercised during fiscal year 2011 were exercised upon and in connection with the consummation of our initial public offering, and the shares received upon exercise were sold in the initial public offering. The amount shown represents the value of exercised options calculated by multiplying (i) the gross number of shares of our common stock acquired upon exercise by (ii) the excess of $15.00 per-share (which was the per-share price paid by public investors in the initial public offering) over the exercise price of the option.

Nonqualified Deferred Compensation

        The following table provides details with respect to the outstanding restricted stock units held by our NEOs. Mr. Weinstein holds 1,320,085.89 restricted stock units, Mr. Lee holds 818,749.89 restricted stock units and Mr. Murray holds 78,315.21 restricted stock units. The restricted stock units were granted to each of the NEOs in September 2006 and became fully vested on September 29, 2009. Each restricted stock unit represents the right to receive one share of our common stock, which will be distributed to the NEOs in the form of shares of our common stock on the first to occur of a change in control or September 28, 2012.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Hal Weinstein	Restricted Stock Units	—	—	4,161,205	—	14,428,539
Tommy Lee	Restricted Stock Units	—	—	2,580,882	—	8,948,936
Alex Murray	Restricted Stock Units	—	—	246,867	—	855,985

(1)
Reflects the change in value of the shares underlying the restricted stock units during fiscal year 2011.

(2)
Reflects the aggregate value of the shares underlying the restricted stock units as of September 30, 2011, based on a per share value of $10.93 as of such date.

Potential Payments upon Termination or Change-in-Control

        Each of Messrs. Snyder, Hann, Weinstein and Murray has an agreement that provides for severance benefits upon a termination of employment. See "—Employment and Severance Arrangements" above for a description of the employment and severance agreements with our NEOs. Assuming a termination of employment effective as of September 30, 2011 (i) by us without cause, (ii) due to our nonextension of the executive's employment term or (iii) due to the executive's resignation for good reason, each of our NEOs would have received the following severance payments and benefits:

Name	Payment Type	Termination Without Cause ($)	Resignation for Good Reason ($)	Termination due to Non- Extension of Term ($)
Randy Snyder	Salary	1,950,000	1,950,000	1,950,000
	Bonus	877,500	877,500	877,500
	Option vesting(1)	—	—	—
	Benefit continuation(2)	56,186	56,186	56,186

	Total	3,243,032	3,243,032	3,243,032
Greg Hann	Salary	325,000	325,000	—
Hal Weinstein	Salary	325,000	—	—
	Benefit continuation(2)	27,011	—	—

	Total	352,011	—	—
Alex Murray	Salary(3)		—	—

(1)
As of September 30, 2011, Mr. Snyder was fully vested in all of the time vesting options granted pursuant to his employment agreement.

(2)
Consists of continuation of group health benefits. The value of the health benefits was calculated using an estimate of the cost to us of such health coverage based upon past experience.

(3)
Mr. Murray is entitled to receive the amounts that would otherwise be paid to him during the notice period provided in his employment agreement if we elect to terminate his employment without notice.

Compensation Risk

        We have analyzed the potential risks arising from our compensation policies and practices, and have determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Director Compensation For 2011

        Directors who are our employees or employees of Carlyle (Messrs. Palmer, Snyder and Baird) receive no additional compensation for serving on our board of directors or its committees. For their services as an independent member of our board of directors in 2011, each of our "non-employee" directors (Messrs. Paulson, Squier, Jumper, Fulchino and Haberland) received a retainer of approximately $50,000. Historically, the annual retainer for our non-employee directors has been payable in either cash or shares of our restricted common stock. Mr. Haberland became a director on October 24, 2011 and, therefore, did not receive any compensation for his services on our board of directors during fiscal year 2011. For 2011, the compensation committee determined to pay the annual retainer 100% in shares of our common stock in order to more closely align the interests of our directors with those of our shareholders and to allow the directors to benefit from the potential for future appreciation in the value of common stock. The shares were granted during the first quarter of fiscal year 2011 and vested in four equal quarterly installments. The number of shares for the 2011 retainer was determined based on the fair market value of the shares at the start of the year, resulting in an award of 6,426 shares of our common stock as payment of the 2011 annual retainer. In addition, each of our non-employee directors received an option to purchase 6,525 shares of our common stock upon their commencement of service with us in fiscal year 2007 (2008, with respect to Mr. Fulchino). The options vest in five equal annual installments, with the first installment vesting on September 30, 2007 for Messrs. Paulson and Squier and September 30, 2008 for Messrs. Jumper and Fulchino.

        In 2011, we provided the following compensation to our independent directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total
Robert D. Paulson	—	49,980	49,980
David L. Squier	—	49,980	49,980
John P. Jumper	—	49,980	49,980
Paul E. Fulchino	—	49,980	49,980

(1)
Stock awards intended as 2011 director compensation were granted to Messrs. Paulson, Squier, Jumper and Fulchino on December 15, 2010. As of September 30, 2011, Mr. Paulson held outstanding options to purchase 5,220 shares of our common stock and each of Messrs. Squier, Jumper and Fulchino held outstanding options to purchase 6,525 shares of our common stock. All such options were fully vested as of September 30, 2011, except for one installment of 1,305 options for each of Messrs. Jumper and Fulchino, which options will vest on September 30, 2012, subject to the non-employee director's continued service with us through that date.

EXECUTIVE OFFICERS

        The following sets forth, as of January 13, 2012, the ages, positions and selected biographical information for our executive officers who are not directors:

  Hal Weinstein

        Hal Weinstein, 57, joined Wesco in 1983 and has served as the head of sales and marketing for the Company since 1988, currently serving as our Executive Vice President of Sales and Marketing. Mr. Weinstein oversees our worldwide sales and marketing operations and is responsible for global marketing strategy, inclusive of advertising and website development and maintenance. He previously served as our Regional Sales Manager from 1983 to 1988. Prior to joining Wesco, Mr. Weinstein served as Director of Sales for Asset Financing International, an equipment leasing company based in Ridgefield, Connecticut, from 1981 to 1983.

  Tommy Lee

        Tommy Lee, age 64, joined Wesco in 1984 and has served as our Executive Vice President in charge of all of our operations, with special emphasis on procurement and supplier relations, since 1990. He previously served as our Vice President of Sales from 1984 to 1990. Mr. Lee has been actively involved in sales and management in the aerospace industry since 1967. Prior to joining Wesco, Mr. Lee worked for a Lockheed Martin Corporation-owned company from 1967 to 1971 and was the National Sales Manager for a major fastener distributor from 1971 to 1984.

  Gregory A. Hann

        Gregory A. Hann, age 57, has served as our Executive Vice President and Chief Financial Officer since joining Wesco in 2009. Mr. Hann was previously the Chief Financial Officer of Transamerican Auto Parts, a privately held retailer and distributor of 4-wheel drive and off road vehicle parts, from 2007 to 2009, and the Chief Financial Officer of publicly traded Ducommun Incorporated, a manufacturer of aerospace structures, from 2006 to 2007. Mr. Hann is a certified public accountant.

  Alex Murray

        Alex Murray, age 42, joined Wesco in 2000 and has served as Vice President of Global Operations since 2010. He previously served as our Logistic Manager from 2000 to 2003, Director of Contract Business from 2003 to 2005 and EU Managing Director from 2005 to 2010. Prior to joining Wesco, Mr. Murray was employed by BAE Systems in various roles within the logistics, procurement, supply chain and quality organizations.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

        On September 29, 2006, the Company entered into a management agreement with TC Group, L.L.C. ("TC Group"), an affiliate of Carlyle, to provide certain financial, strategic advisory and consultancy services to the Company, and, on July 27, 2011, upon the effectiveness of the Registration Statement, that agreement was amended and restated (as amended, the "Management Agreement") in order to substitute TC Group with Carlyle Investment Management, L.L.C. ("CIM"). Under the Management Agreement, we are obligated to pay CIM (or, prior to July 27, 2011, TC Group) an annual management fee of $1.0 million and to pay or reimburse CIM (or, prior to July 27, 2011, TC Group) for certain out-of-pocket expenses. We incurred expenses of approximately $1.0 million, $1.1 million and $1.1 million for the years ending September 30, 2009, 2010 and 2011, respectively, related to the Management Agreement. The Management Agreement will terminate at such time as CIM or one or more of its affiliates no longer collectively control, in the aggregate, at least 15% of the Company, or such earlier date as the Company and CIM may mutually agree.

Amended and Restated Stockholders Agreement

        In connection with the acquisition of the Company by Carlyle, on September 29, 2006, we entered into a stockholders agreement with Falcon Aerospace Holdings, LLC, Randy Snyder, Susan Snyder, certain affiliates of the Snyder family and members of management holding restricted shares of common stock or options to purchase common stock. The stockholders agreement was amended on November 30, 2007 and further amended on April 17, 2008. Upon effectiveness of the Registration Statement on July 27, 2011, the stockholders agreement was amended and restated (the "Amended and Restated Stockholders Agreement").

        Pursuant to the Amended and Restated Stockholders Agreement, the Carlyle Stockholders have the right to nominate six of the members of the Board, the Wesco Stockholders have the right to nominate one of the members of the Board and the Board or a committee of the Board has the right to nominate the remaining directors. The number of Board members that the Carlyle Stockholders are entitled to nominate will be reduced (i) to four directors if the Carlyle Stockholders hold less than 40% of our common stock, (ii) to three directors if the Carlyle Stockholders hold less than 25% of our common stock, (iii) to two directors if the Carlyle Stockholders hold less than 15% of our common stock and (iv) to one director if the Carlyle Stockholders hold less than 10% of our common stock. The Carlyle Stockholders' rights under the board of directors nomination provisions of the Amended and Restated Stockholders Agreement will terminate at such time as they hold less than 5% of our common stock. The Wesco Stockholders' rights under the Board nominations provisions of the Amended and Restated Stockholders Agreement will also terminate at such time as the they hold less than 5% of our common stock. In addition, for so long as Randy Snyder remains involved with our business, Mr. Snyder must be the Wesco Stockholders' nominee. However, at such time as Mr. Snyder is no longer involved with our business, the Wesco Stockholders may nominate another director, provided that such nominee is deemed qualified to serve on the Board of a public company.

        The Amended and Restated Stockholders Agreement contains restrictions on the transfer of our equity securities by the stockholders, as well as drag-along rights. In the event that we register any of our common stock following our initial public offering, these stockholders have the right to require us to use our best efforts to include the securities held by them, subject to certain limitations, including as determined by the underwriters, and have the right to cause us to effect registrations of shares on their behalf. The Amended and Restated Stockholders Agreement also requires us to indemnify the stockholders in connection with any such registration of our securities.

        The Amended and Restated Stockholders Agreement terminates upon a sale or change in control of the Company or the approval of the Company and its stockholders who are parties to the Amended and Restated Stockholders Agreement.

Operating Leases

        We lease several office and warehouse facilities under operating lease agreements (the "Operating Lease Agreements"), from entities affiliated with or controlled by Randy J. Snyder, who serves as our Chairman of the Board of Directors, President and Chief Executive Officer and is also a minority stockholder of the Company. Rent expense on these facilities was approximately $1.7 million, $1.7 million and $1.7 million for the years ended September 30, 2009, 2010 and 2011, respectively. The Operating Lease Agreements expire by their terms between June 30, 2019 and December 31, 2020.

Purchase of Term Loan

        On June 30, 2008, Merrill Lynch Asset Management ("Merrill Lynch"), on behalf of entities controlled by Randy J. Snyder, who serves as our Chairman of the Board of Directors, President and Chief Executive Officer and is also a minority stockholder of the Company, purchased approximately $50.0 million of our outstanding indebtedness. For the years ending September 30, 2009, 2010 and 2011, total interest paid to the entities controlled by Mr. Snyder related to the debt was approximately $1.6 million, $1.2 million and $0.3 million, respectively. Mr. Snyder sold the outstanding indebtedness he held as of January 2011 and no longer has an ownership interest in any of our outstanding indebtedness.

Related Party Transaction Policy

        We have adopted a written policy relating to the evaluation of and the approval, disapproval and monitoring of transactions involving us and "related persons." For the purposes of the policy, "related persons" include our executive officers, directors and director nominees or their immediate family members, or stockholders owning 5% or more of our outstanding common stock.

        Our related person transactions policy requires:

  •
  that any transaction in which a related person has a material direct or indirect interest and that exceeds $120,000 (a "related person transaction"), and any material amendment or modification to a related person transaction, be evaluated and approved or ratified by our Audit Committee or by the disinterested members of the Audit Committee, as applicable; and

  •
  that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the Compensation Committee or recommended by the Compensation Committee to our Board for its approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  management must disclose to the Audit Committee or the disinterested members of the Audit Committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness;

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction constitutes a "personal loan" for purposes of Section 402 of Sarbanes-Oxley.

        In addition, the related person transaction policy provides that the Audit Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, the applicable listing exchange and the Internal Revenue Code.

        All related party transactions described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that during fiscal 2011 our directors, officers and beneficial owners of more than 10% of our total outstanding common shares did not fail to file on a timely basis the reports required by Section 16(a) filing requirements.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of January 13, 2012, there were a total of 85,752,087 shares of our common stock issued and outstanding, which were owned by 26 stockholders. As of January 20, 2012, certain affiliates of Carlyle owned approximately 62.4% of our common stock.

        The following table sets forth, as of January 20, 2012, certain information with respect to the beneficial ownership of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each director, director nominee and NEO; and

  •
  all of our directors and executive officers as a group.

        Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our common stock.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner is c/o Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, CA 91355.

	Common Stock Beneficially Owned
Name	Number	Percent of Class
Greater than 5% Stockholders:
TCG Holdings, L.L.C.(1)	53,480,184	62.4%
Randy J. Snyder(2)	12,508,884	14.3%
Bank of America Corporation(3)	10,533,254	12.3%
Directors and Named Executive Officers:
Hal Weinstein(4)	901,000	1.0%
Tommy Lee(5)	301,906	*
Gregory A. Hann(6)	510,027	*
Alex Murray(7)	405,529	*
Dayne A. Baird	—	—
Paul E. Fulchino(8)	76,403	*
Jay L. Haberland	5,032	*
John P. Jumper(9)	45,134	*
Adam J. Palmer	—	—
Robert D. Paulson(10)	57,457	*
David L. Squier(11)	62,489	*
All executive officers and directors as a group (12 persons)	14,873,861	16.6%

*
Denotes less than 1.0% of beneficial ownership.

(1)
Falcon Aerospace Holdings, LLC. is the record holder of 53,480,184 shares of common stock. Carlyle Partners IV, L.P. is the managing member of Falcon Aerospace Holdings, LLC. TC Group IV, L.P. is the general partner of Carlyle Partners IV, L.P. TC Group IV Managing GP, L.L.C. is the general partner of TC Group IV, L.P. TC Group, L.L.C. is the managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C. Accordingly, Carlyle Partners IV, L.P., TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to share beneficial ownership of the common stock owned of record by Falcon Aerospace Holdings, LLC. TCG Holdings, L.L.C. is managed by a three person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of the shares of common stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Pursuant to an escrow agreement between Carlyle and Randy Snyder, the consent of Carlyle is required prior to the disposition of shares held by certain affiliates of Randy Snyder, including the Randy Snyder 2009 Extended Family Trust, Susan Snyder 2009 Extended Family Trust, Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and the Todd Ian Snyder Exempt Trust U/T Susan Snyder

  2005 Grantor Trust, which are collectively referred to as the Snyder Trusts. Carlyle disclaims beneficial ownership of the shares held by the Snyder Trusts.

(2)
Represents (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by the trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by the trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by the trust, (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by the trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by the trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by the trust, and (viii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, which trust is controlled by U.S. Trust Company of Delaware, as trustee, and Michael Neri, as Senior Vice President of U.S. Trust Company of Delaware, has sole voting and dispositive power over the shares held by the trust. Also consists of 22,500 shares of our common stock beneficially owned by Mr. Snyder and the right to acquire up to 1,967,211 shares pursuant to options. Pursuant to an escrow agreement between Carlyle and Randy Snyder, the consent of Carlyle is required prior to the disposition of shares held by the Snyder Trusts.

(3)
Based solely on information contained in a Schedule 13G filed with the SEC on November 10, 2011, by Bank of America Corporation (directly and on behalf of certain subsidiaries) (collectively, "Bank of America") (address: 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255). The Bank of America Schedule 13G reported beneficial ownership as follows: sole voting power over 10,533,254 shares, sole dispositive power over 14,081 shares and shared dispositive power over 10,519,173 shares.

(4)
Includes 9,000 shares of our common stock beneficially owned by Mr. Weinstein and the right to acquire up to 892,000 shares pursuant to options.

(5)
Includes 3,223 shares of our common stock beneficially owned by Mr. Lee, who serves as trustee of the Lee Living Trust. Mr. Lee has sole voting power and dispositive power over the shares held by the Lee Living Trust. Also consists of 3,600 shares beneficially owned by Mr. Lee and the right to acquire up to 295,083 shares pursuant to options.

(6)
Includes 9,000 shares of our common stock beneficially owned by Mr. Hann and the right to acquire up to 501,027 shares pursuant to options.

(7)
Includes 12,085 shares of our common stock beneficially owned by Mr. Murray and the right to acquire up to 393,444 additional shares pursuant to options.

(8)
Includes 71,183 shares of our common stock beneficially owned by Mr. Fulchino and the right to acquire up to 5,220 additional shares pursuant to options.

(9)
Includes 39,914 shares of our common stock beneficially owned by Mr. Jumper and the right to acquire up to 5,220 additional shares pursuant to options.

(10)
Includes 52,237 shares of our common stock beneficially owned by Mr. Paulson and the right to acquire up to 5,220 additional shares pursuant to options.

(11)
Includes 55,964 shares of our common stock beneficially owned by Mr. Squier and the right to acquire up to 6,525 additional shares pursuant to options.

PROPOSAL 2

APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of measurable operating results. Our NEOs are also aligned with our stockholders because a meaningful portion of their compensation is comprised of equity-based incentives. Please read the "Compensation Discussion and Analysis" beginning on page 18 for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding our executive compensation programs.

Vote Required; Recommendation

        The approval by a non-binding advisory vote of our executive compensation requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 PROPOSAL 3

RECOMMENDATION ON THE FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also enables our stockholders to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal 2 included on page 42 of this proxy statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years.

        After careful consideration of this Proposal, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

        In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. The option of one year, two years or three years that receives a majority of votes cast by stockholders on the proposal will be considered the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Vote Required; Recommendation

        The recommendation by a non-binding advisory vote on the frequency of the advisory vote on executive compensation receiving a majority of all the votes cast on the proposal (every one, two or three years) will be considered the frequency recommended by the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS.

 PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP, which has been our independent audit firm since September 29, 2006, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending September 30, 2012, and our Audit Committee has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the annual meeting. We have been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and clients. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors is not required by our charter or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board or Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Board or Audit Committee determined that such a change would be in our and our stockholders' best interests.

Principal Accounting Firm Fees

        Aggregate fees we were billed for the fiscal years ended September 30, 2011 and 2010 by our principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2011	2010
Audit fees(a)	$1,915,527	$889,087
Audit-related fees(b)	—	—
Tax fees	—	—
All other fees(c)	—	134,421
Total	$1,915,527	$1,023,508

(a)
Audit fees principally include those for services related to the audit and quarterly reviews of the Company's consolidated financial statements and consultation on accounting matters. Fees for fiscal 2011 also include fees associated with our initial public offering that was consummated on August 2, 2011, including comfort letters, consents, review of the Registration Statement on Form S-1 filed with the SEC and other related activities.

(b)
Audit-related fees principally include fees for consultation and planning related to the Company's Sarbanes-Oxley Section 404 readiness activities and audits of employee benefit plans.

(c)
All other fees principally represents costs associated with a pre-initial public offering assessment and initial public offering readiness services.

Pre-Approval of Independent Auditor Services

        The Audit Committee pre-approves the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. All fees described above that were incurred after our initial public offering were pre-approved by the Audit Committee.

 Vote Required; Recommendation

        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2012 requires the affirmative vote of a majority of the votes cast at the annual meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

 ANNUAL REPORT

        Our annual report for the fiscal year ended September 30, 2011 accompanies this proxy statement.

OTHER BUSINESS

        Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

        If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2013 annual meeting of stockholders, you must submit the proposal to our Secretary no later than September 28, 2012, in accordance with Rule 14a-8. In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2013 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than November 7, 2012, and no later than the close of business on December 7, 2012, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently includes, among other things, a requirement as to stock ownership and the submission of specified information. For additional requirements, stockholders should refer to Article I, Section 1.12 of our bylaws, a current copy of which may be obtained from our Secretary.

HOUSEHOLDING

        We have adopted a procedure called "householding" under which we will deliver only one copy of our Notice of Internet Availability of Proxy Materials to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the proxy statement and our annual report for the fiscal year ended September 30, 2011 to any stockholder at a shared address to which a single copy of either of those documents was delivered. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000120435_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dayne A. Baird 02 Jay L. Haberland 03 David L. Squier WESCO AIRCRAFT HOLDINGS INC. 27727 AVENUE SCOTT VALENCIA,CA 91355 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approve, by a non-binding advisory vote, the Company's executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3. Recommend, by a non-binding advisory vote, the frequency of the advisory vote on the Company's executive compensation. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending September 30, 2012. NOTE: Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000120435_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . WESCO AIRCRAFT HOLDINGS, INC. Annual Meeting of Stockholders March 7, 2012 8:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gregory A. Hann and John G. Holland, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESCO AIRCRAFT HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time, on March 7, 2012, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, CA 91355, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side